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                                                                   EXHIBIT 10.22

                                    DIRECTOR
                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT is made as of the _____ day of ___________ 2005, (the "Effective Date") between Oil States International, Inc., a Delaware corporation (the "Company"), and ________________ ("Director").

      To carry out the purposes of The 2001 Equity Participation Plan of Oil States International, Inc. (the "Plan"), by affording Director the opportunity to acquire shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

      1. AWARD OF SHARES. Upon execution of this Agreement, the Company shall issue _________ shares of Stock to Director. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Stock shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

      2. FORFEITURE RESTRICTIONS. The Stock issued to Director pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Director's service on the Board of Directors of the Company (the "Board") for any reason (other than as provided below), automatically upon such termination Director shall, for no consideration, forfeit to the Company all such Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Stock to the Company upon termination of service on the Board are herein referred to as "Forfeiture Restrictions," and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of such Stock. The Forfeiture Restrictions shall lapse as to the Restricted Shares as of the date immediately preceding the date of the next Annual Shareholder's Meeting of the Company following their issuance. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to the Restricted Shares as of (i) the date a Change of Control occurs or (ii) the date of termination of Director's service on the Board due to his death or due to disability such that Director is incapable of serving on the Board for physical or mental reasons, as shall be determined by the Committee in its sole discretion, and its determination shall be final.

      3. CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Director's name, pursuant to which Director shall have voting rights and shall be entitled to receive dividends and other distributions (provided, however, that dividends or other distributions paid in any form other than cash shall be subject to the Forfeiture Restrictions). The certificate shall bear the following legend:

      The shares evidenced by this certificate have been issued pursuant to an agreement made as of ____________, 2005, a copy of which is attached hereto and incorporated
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      herein, between the Company and the registered holder of the shares. The shares are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement. Upon request of the Company, Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate to be issued without legend in the name of Director for the Stock issued to Director pursuant to this Agreement in exchange for the certificate evidencing the Forfeiture Restrictions.

      4. CONSIDERATION. It is understood that the consideration for the issuance of Restricted Shares shall be Director's agreement to render future services on the Board, which services shall have a value not less than the par value of such Restricted Shares.

      5. STATUS OF STOCK. Director agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to ensure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

      6. SERVICE RELATIONSHIP. For purposes of this Agreement, Director shall be considered to be in service on the Board as long as Director remains a Director of the Company, or any successor thereto. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.

      7. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Restricted Shares.

      8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

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      9. NON-ALIENATION. Director shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

      10. NOT A SERVICE CONTRACT. This Agreement shall not be deemed to constitute a service contract, nor shall any provision hereof affect (a) the right to terminate Director's service on the Board in accordance with the Company's by-laws and applicable law or (b) the terms and conditions of any other agreement between the Company and Director except as expressly provided herein.

      11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all effective as of the Effective Date.


                                           OIL STATES INTERNATIONAL, INC.


                                           BY:
                                               -------------------------------
                                           NAME:
                                           TITLE:


                                           DIRECTOR

                                           -----------------------------------

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